Exhibit 99.1

Seagen Reports Third Quarter 2022 Financial Results

-Total Revenues of $510 Million in 3Q22, Including Net Product Sales of $428 Million-
-Submitted Supplemental Biologics License Application to FDA for PADCEV in Combination with KEYTRUDA as First-Line Treatment for Advanced Urothelial Cancer-
-Announced FDA Granted Priority Review for TUKYSA in Combination with Trastuzumab for Previously Treated HER2-Positive Metastatic Colorectal Cancer-
-Conference Call Today at 4:30 p.m. ET-

BOTHELL, Wash. — October 27, 2022 — Seagen Inc. (Nasdaq:SGEN) reported financial results today for the third quarter ended September 30, 2022. The Company also highlighted PADCEV® (enfortumab vedotin-ejfv), TUKYSA® (tucatinib), ADCETRIS® (brentuximab vedotin) and TIVDAK® (tisotumab vedotin-tftv) commercial and development accomplishments, as well as progress across its deep and diverse oncology pipeline.
“Seagen delivered strong performance in the third quarter with growth across all sources of revenue, including total product net sales for both the quarter and year-to-date compared to the same periods in 2021,” said Roger Dansey, M.D., interim CEO and Chief Medical Officer. “We also made substantial clinical development progress so far this year, reflected in the submission of multiple supplemental regulatory applications towards our goal of broadening the number of patients who could benefit from our medicines, and entered into two important strategic corporate development deals. We look forward to reporting data from across our pipeline throughout the coming year.”
PRODUCTS HIGHLIGHTS
PADCEV
•Presented Positive Results for the Combination of PADCEV and KEYTRUDA® (pembrolizumab) as First-Line Treatment for Advanced Urothelial Cancer at the European Society for Medical Oncology Congress; Submitted Supplemental Biologics License Application (sBLA) to U.S. Food and Drug Administration (FDA): In September 2022, Seagen, Astellas and Merck announced the presentation of data from the phase 1b/2 EV-103 clinical trial (also known as KEYNOTE-869) Cohort K evaluating PADCEV in combination with Merck’s anti-PD-1 therapy KEYTRUDA as first-line treatment in patients with unresectable locally advanced or metastatic urothelial cancer who are ineligible to receive cisplatin-based chemotherapy. The results for the combination demonstrated an encouraging overall response rate of 64.5% and a manageable safety profile. The median duration of response was not reached. The results served as the basis for a sBLA submitted to FDA in October 2022 under the FDA’s Accelerated Approval Program.
TUKYSA
•TUKYSA in Combination with Trastuzumab Granted Priority Review by FDA for Previously Treated HER2-Positive Metastatic Colorectal Cancer: In September 2022, FDA accepted for Priority Review the supplemental New Drug Application (sNDA) seeking accelerated approval for TUKYSA in combination with trastuzumab for adult patients with HER2-positive colorectal cancer who have received at least one prior treatment regimen for unresectable or metastatic disease. The sNDA submission is based on the results of the pivotal phase 2 MOUNTAINEER trial and the FDA target action date is January 19, 2023.

ADCETRIS
•Submitted to the FDA Overall Survival Data with ADCETRIS Combination for Patients with Previously Untreated Advanced Hodgkin Lymphoma: In September 2022, longer-term follow-up data from the phase 3 ECHELON-1 clinical trial were submitted in a sBLA to FDA for inclusion in the label. The data demonstrated that ADCETRIS in combination with chemotherapy resulted in a 41% reduction in risk of death versus standard of care in patients with previously untreated advanced Hodgkin lymphoma.
•NCCN Clinical Practice Guidelines in Oncology (NCCN Guidelines®) for Hodgkin Lymphoma Updated Elevating ADCETRIS Combination to Category 1, Preferred Recommendation: In September 2022, based on the overall survival benefit of ADCETRIS in combination with chemotherapy that was demonstrated in the ECHELON-1 trial, the NCCN Guidelines were updated elevating the ADCETRIS combination to Category 1, Preferred treatment option for adults with previously untreated Stage III or IV Hodgkin lymphoma with no known neuropathy. Category 1, Preferred is the highest recommendation by NCCN, indicating that based upon high-level evidence, there is uniform NCCN consensus that the intervention is appropriate.
TIVDAK
•Entered into Regional Strategic Collaboration with Zai Lab: In September 2022, Seagen announced an exclusive collaboration and license agreement with Zai Lab for the development and commercialization of TIVDAK in mainland China, Hong Kong, Macau, and Taiwan.
PIPELINE PROGRAMS
•Entered into Worldwide License Agreement with LAVA Therapeutics: In September 2022, Seagen entered into an agreement with LAVA Therapeutics to develop and commercialize LAVA-1223, a preclinical gamma delta bispecific T-cell engager for EGFR-expressing solid tumors. Seagen received an exclusive global license for LAVA-1223 and has the opportunity to exclusively negotiate rights to apply LAVA’s proprietary GammabodyTM platform on up to two additional tumor targets.
•Presenting Data Highlighting Novel Targeted Therapies at Society for Immunotherapy of Cancer (SITC) 37th Annual Meeting: Initial phase 1 clinical data will be presented on SGN-B6A, a novel antibody-drug conjugate (ADC) in development for solid tumors. In addition, Seagen will present preclinical research from several other early-stage programs, including SGN-BB228, an Anticalin®-based bispecific antibody. The SITC Annual Meeting is taking place November 8-12, 2022.
For additional information on Seagen’s pipeline, visit www.seagen.com/science/pipeline.
CORPORATE HIGHLIGHTS
•Published Annual Corporate Responsibility Report: In October 2022, Seagen published its second annual Corporate Responsibility Report providing an update on its ESG (environment, social, and governance) efforts, achievements and future commitments. The report is available on the Seagen website at www.seagen.com.

THIRD QUARTER AND NINE-MONTHS 2022 FINANCIAL RESULTS
Revenues: Total revenues for the third quarter and nine months ended September 30, 2022 were $510 million and $1,434 million, respectively, compared to $424 million and $1,145 million for the same periods in 2021. Revenues in the 2022 periods reflected higher net product sales across the Company’s commercial portfolio.

Revenues included the following components:

	Three months ended September 30,			Nine months ended September 30,
(dollars in millions)	2022	2021	% Change	2022	2021	% Change
Total Net Product Sales	$428	$366	17%	$1,243	$1,016	22%
ADCETRIS	$219	$185	18%	$601	$529	14%
PADCEV	$105	$95	11%	$329	$247	33%
TUKYSA	$88	$87	1%	$267	$240	11%
TIVDAK	$16	$0.1	NM	$45	$0.1	NM
Royalty Revenues	$44	$41	7%	$111	$105	6%
Collaboration and License Agreement Revenues	$38	$17	131%	$80	$24	240%
Note: Sum of product sales may not equal total net product sales due to rounding. Percent change reflects actual (unrounded) values. NM = Not meaningful.
•Net Product Sales: The increases in net product sales for the third quarter of 2022 compared to the same period in 2021 were driven by continued commercial execution. ADCETRIS growth was related to greater use in frontline advanced Hodgkin lymphoma, increase in diagnosis rates, and favorable pricing dynamics. PADCEV growth was a result of additional eligible patients in the second-line, post-checkpoint maintenance setting for metastatic urothelial cancer. TUKYSA performance reflects competitive dynamics in its current indication. TIVDAK commercialization began in the U.S. following FDA approval in September 2021.
•Royalty Revenues: Royalty revenues were primarily driven by sales of ADCETRIS outside the U.S. and Canada by Takeda as well as royalties from sales of Polivy® (polatuzumab vedotin) by Roche and Blenrep® (belantamab mafodotin) by GSK, which are ADCs that use Seagen technology.
•Collaboration and License Agreement Revenues: The increase in collaboration and license agreement revenues was driven by a $30 million upfront license fee from Zai Lab in the third quarter of 2022 related to a regional collaboration for development and commercial for TIVDAK. In addition, the increase reflects clinical milestones and payments from other ADC collaborators, royalty contribution from Astellas’ sales of PADCEV in its territory, as well as higher amounts of drug product supplied to a collaborator for the year-to-date in 2022.
Cost of Sales: Cost of sales for the third quarter and year-to-date in 2022 were $108 million and $302 million, respectively, compared to $83 million and $225 million for the same periods in 2021. The increases were primarily driven by higher sales of our medicines and the related gross profit share amounts owed to collaboration partners, which were $71 million and $189 million in the third quarter and year-to-date in 2022, respectively, compared to $45 million and $116 million for the same periods in 2021. Cost of sales also reflects amortization of TUKYSA acquired in-process technology costs, third-party royalties owed for PADCEV and TUKYSA net product sales, and cost of products sold.
Research and Development (R&D) Expenses: R&D expenses for the third quarter and year-to-date in 2022 were $385 million and $987 million, respectively, compared to $459 million and $924 million for the same periods in 2021 reflecting continued investment in clinical development of the Company's approved drugs and pipeline programs, and a $50 million upfront fee to LAVA Therapeutics in the third quarter of 2022. The 2021 periods included the $200 million upfront license payment owed to RemeGen related to our agreement to obtain exclusive rights to disitamab vedotin.
Selling, General and Administrative (SG&A) Expenses: SG&A expenses for the third quarter and year-to-date in 2022 were $210 million and $605 million, respectively, compared to $180 million and $505 million for the same periods in 2021. The increases in 2022 were driven by ongoing commercialization efforts, costs from legal proceedings with Daiichi Sankyo, and other corporate activities.
Non-cash, share-based compensation expense for the nine months ended September 30, 2022 was $157 million, compared to $121 million for the same period in 2021.

Net Loss: Net loss for the third quarter of 2022 was $191 million, or $1.03 per diluted share, and net loss for the year-to-date in 2022 was $462 million, or $2.51 per diluted share.
Net loss for the third quarter of 2021 was $294 million, or $1.61 per diluted share, and net loss for the year-to-date in 2021 was $500 million, or $2.75 per diluted share.
Cash and Investments: As of September 30, 2022, Seagen had $1.8 billion in cash and investments.
2022 FINANCIAL OUTLOOK
Seagen anticipates 2022 revenues, operating expenses and other costs to be in the ranges shown in the table below. Updates reflect changes in expectations for net product sales, royalties, and collaboration and license agreement revenues, as well as R&D expenses, and SG&A expenses.

	Current	Previous
REVENUES
Net Product Sales[1]	$1,580 million to $1,615 million	$1,500 million to $1,565 million
ADCETRIS	$805 million to $820 million	$750 million to $775 million
PADCEV	$435 million to $445 million	$435 million to $455 million
TUKYSA	$340 million to $350 million	$315 million to $335 million
Royalty revenues	$155 million to $160 million	$160 million to $170 million
Collaboration and license agreement revenues	$85 million to $90 million	$50 million to $60 million
Total revenues[1]	$1,820 million to $1,865 million	$1,710 million to $1,795 million
OPERATING EXPENSES AND OTHER COSTS
Cost of Sales	Unchanged	$380 million to $420 million
R&D expenses	$1,300 million to $1,350 million	$1,200 million to $1,300 million
SG&A expenses	$800 million to $850 million	$780 million to $860 million
Non-cash costs[2] (primarily attributable to share-based compensation)	Unchanged	$280 million to $310 million
1.TIVDAK sales guidance not provided and excluded from product sales and total revenues guidance.
2.Non-cash costs include share-based compensation, depreciation, and amortization of intangible assets.

Conference Call Details
Seagen management will host a conference call and webcast with supporting slides to discuss its third quarter 2022 financial results and provide an update on business activities. The event will be held today at 1:30 p.m. Pacific Time (PT); 4:30 p.m. Eastern Time (ET). The live event will be simultaneously webcast and available for replay from the Seagen website at investor.seagen.com. Investors may also participate in the conference call by calling 844-763-8274 (domestic) or 412-717-9224 (international). The conference ID is 10171976. Supporting slides are available on the Seagen website at investor.seagen.com under the Investors section. A webcast replay will be archived on the Company's website investor.seagen.com, under the Investors section.
About Seagen
Seagen Inc. is a global biotechnology company that discovers, develops and commercializes transformative cancer medicines to make a meaningful difference in people’s lives. Seagen is headquartered in the Seattle, Washington area, and has locations in California, Canada, Switzerland and the European Union. For more information on our marketed products and robust pipeline, visit www.seagen.com and follow @SeagenGlobal on Twitter.

Forward-Looking Statements
Certain of the statements made in this press release are forward looking, such as those, among others, relating to the Company’s 2022 outlook, including anticipated 2022 revenues, costs and expenses; the Company’s potential to achieve the noted development and regulatory milestones in 2022 and in future periods; the Company’s pipeline; anticipated activities related to the Company’s planned and ongoing clinical trials; the potential for the Company’s clinical trials to support further development, regulatory submissions and potential marketing approvals in the U.S. and in other countries; the opportunities for, and the therapeutic and commercial potential of ADCETRIS, PADCEV, TUKYSA, TIVDAK, the Company’s product candidates and the products and product candidates of its licensees and collaborators; the potential for the sBLA submitted for PADCEV and the sNDA submitted for TUKYSA to support label expansions under the FDA’s Accelerated Approval Program; the potential for data from the ECHELON-1 trial to be included in the label for ADCETRIS; plans with respect to regulatory submissions; potential future milestone payments and royalties under the Company’s collaborations; as well as other statements that are not historical fact. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include without limitation: the risks that the Company’s ADCETRIS, PADCEV, TUKYSA and TIVDAK net sales, revenues, expenses, costs, and other financial guidance may not be as expected; risks and uncertainties associated with maintaining or increasing sales of ADCETRIS, PADCEV, TUKYSA and TIVDAK due to competition, unexpected adverse events, regulatory action, reimbursement, market adoption by physicians, drug pricing reform, impacts associated with COVID-19 or other factors; the risk that the Company or its collaborators may be delayed or unsuccessful in planned clinical trial initiations, enrollment in and conduct of clinical trials, obtaining data from clinical trials, planned regulatory submissions, and regulatory approvals in the U.S. and in other countries in each case for a variety of reasons including the difficulty and uncertainty of pharmaceutical product development, negative or disappointing clinical trial results, unexpected adverse events or regulatory actions and the inherent uncertainty associated with the regulatory approval process; the possibility that the Company may encounter challenges in commercializing its therapeutic agents, including with respect to reimbursement, compliance, operational or other matters; the possibility of delays or setbacks in obtaining pricing and reimbursement approvals or otherwise commercializing PADCEV and TUKYSA in Europe and other jurisdictions; risks relating to the Company’s collaboration agreements and its ability to achieve progress dependent milestones thereunder; risks related to the COVID-19 pandemic and resulting economic, financial and healthcare system disruptions; and risks associated with the ongoing military conflict between Russian and Ukraine, related sanctions imposed against Russia, and related economic, financial and geopolitical disruptions. More information about the risks and uncertainties faced by the Company is contained under the caption “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and the Company’s subsequent periodic reports filed with the Securities and Exchange Commission. Seagen disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

Seagen Contacts:
For Investors
Douglas Maffei, Ph.D.
Vice President, Investor Relations
(425) 527-4881
dmaffei@seagen.com

For Media
David Caouette
Vice President, Corporate Communications
(310) 430-3476
dcaouette@seagen.com

Seagen Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Net product sales	$428,089	$366,459	$1,242,889	$1,016,385
Royalty revenues	43,904	41,028	111,194	104,542
Collaboration and license agreement revenues	38,307	16,573	80,179	23,593
Total revenues	510,300	424,060	1,434,262	1,144,520
Costs and expenses:
Cost of sales	108,122	82,650	301,848	224,875
Research and development	384,605	459,092	986,518	924,378
Selling, general and administrative	210,378	180,281	604,862	505,253
Total costs and expenses	703,105	722,023	1,893,228	1,654,506
Loss from operations	(192,805)	(297,963)	(458,966)	(509,986)
Investment and other income, net	4,278	5,228	479	11,255
Loss before income taxes	(188,527)	(292,735)	(458,487)	(498,731)
Provision for income taxes	2,289	1,112	3,650	1,112
Net loss	$(190,816)	$(293,847)	$(462,137)	$(499,843)
Net loss per share - basic and diluted	$(1.03)	$(1.61)	$(2.51)	$(2.75)
Shares used in computation of per share amounts - basic and diluted	184,792	182,303	184,199	181,696

Seagen Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2022	December 31, 2021
Assets
Cash, cash equivalents and investments	$1,763,702	$2,160,036
Other assets	1,855,376	1,559,568
Total assets	$3,619,078	$3,719,604
Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$725,998	$568,854
Long-term liabilities	71,269	85,611
Stockholders’ equity	2,821,811	3,065,139
Total liabilities and stockholders’ equity	$3,619,078	$3,719,604